UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

NOVA BIOSOURCE FUELS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction		Identification Number)
of incorporation)

363 North Sam Houston Parkway East, Suite 630, Houston, Texas 77060

(Address of Principal Executive Offices)

713-869-6682

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements.  This report includes statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations with respect to the proceeds of the private placement described below.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.  These forward looking statements can be identified by the use of terms and phrases such as “plan,” “intend,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” etc.).  Although forward-looking statements in this report reflect the good faith judgment of management,  forward-looking  statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements, including without limitation the availability of appropriate financing on commercially acceptable terms, the receipt of applicable government permits and the favorable result of various property inspections.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

ITEM 7.01 REGULATION FD DISCLOSURE

Attached hereto as Exhibit 99.1 is a presentation that management of Nova Biosource Fuels, Inc. intends to deliver from time to time.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits.

99.1                           Management Presentation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA BIOSOURCE FUELS, INC.

	By:	/s/ David Gullickson
David Gullickson
Chief Financial Officer

Date: October 18, 2007

Exhibit Index

Exhibit	Description

99.1	Management Presentation.